Exhibit 99.1

Caribou Biosciences Reports Positive Additional Data from CB-010 Allogeneic CAR-T Cell Therapy Phase 1 ANTLER Trial at the European Hematology Association (EHA) 2022 Hybrid Congress

-- 100% CR rate (6 of 6 patients), with 40% CR rate (2 of 5 patients) at 6 months, achieved as best response following 1 dose at the initial dose level in patients with aggressive r/r B-NHL --

-- First patient treated in the ANTLER trial remained in CR at 12 months --

-- Based on promising initial safety profile and clinical activity,

ANTLER Phase 1 trial enrolling patients

at dose level 2 --

-- CB-010 is the 1st allogeneic CAR-T cell therapy in the clinic with a PD-1 knockout, a genome-editing strategy designed to improve the persistence of antitumor activity --

-- Caribou webcast conference call planned for today at 8:00 am ET --

-- Additional ANTLER data expected by year end 2022 --

BERKELEY, CA, June 10, 2022 – Caribou Biosciences, Inc. (Nasdaq: CRBU), a leading clinical-stage CRISPR genome-editing biopharmaceutical company, today announced the presentation of additional initial clinical data from its ANTLER Phase 1 trial for CB-010 in patients with relapsed or refractory B cell non-Hodgkin lymphoma (r/r B-NHL). Following a single dose at the initial dose level of CB-010, a 100% complete response (CR) rate (6 of 6 patients) was observed as best response. At 6 months following the single dose of CB-010, 40% of patients remained in CR (2 of 5 patients) as of the May 13, 2022 data cutoff date. The data are being presented at the European Hematology Association (EHA) 2022 Hybrid Congress, being held in Vienna, Austria, June 9-17, 2022.

“The preliminary safety and efficacy results are promising. All six patients treated with CB-010 at the initial dose level of 40 million CAR-T cells achieved a complete response, and we are now enrolling dose level 2 and look forward to seeing this study mature,” said Loretta J. Nastoupil, M.D., associate professor, Department of Lymphoma/Myeloma in the Division of Cancer Medicine at The University of Texas MD Anderson Cancer Center and the presenting investigator on the ANTLER trial. “CB-010 was generally well-tolerated and the adverse events observed are consistent with autologous or allogeneic CAR-T cell therapies.”

Exhibit 99.1

Additional data, which was received after the cutoff date of May 13, 2022 and was not included in the EHA poster, showed the first patient treated in the ANTLER trial remained in CR at their 12-month evaluation.

“We believe the 100% complete response achieved in the ANTLER CB-010 trial is unparalleled for a single, starting dose of cell therapy and represents an important step toward showing the potential of our chRDNA genome-editing platform and pipeline of allogeneic cell therapies,” said Rachel Haurwitz, Ph.D., Caribou’s president and chief executive officer. “As the first allogeneic anti-CD19 CAR-T cell therapy in the clinic with a PD-1 knockout, CB-010 is designed to have sustained antitumor activity by limiting premature CAR-T cell exhaustion in patients with r/r B-NHL. As we enroll patients in cohort 2 at dose level 2 of the ANTLER trial, we are grateful for the patients, caregivers, and investigators who have participated in this clinical trial. We continue to advance CB-010, as our goal is to develop an allogeneic cell therapy that may meaningfully rival autologous cell therapies and extend the potential reach of off-the-shelf treatments for patients.”

# ANTLER Phase 1 trial in r/r B-NHL

SINGLE CB-010 DOSE
Patient
Subtype
Prior lines therapy
Best response
1
FL[1]
8
CR
2
MCL
4
CR
3
FL[1]
2
CR
4
DLBCL
4
CR
5[2]
PMBCL
2
CR
6
DLBCL
2
CR
0 1 2 3 4 5 6 7 8 9 10 11 12
Months from CB-010 infusion
Response:
CR: Complete Response
PR: Partial Response
PD: Progressive Disease
Continuing on ANTLER

FL: follicular lymphoma MCL: mantle cell lymphoma DLBCL: diffuse large B cell lymphoma PMBCL: primary mediastinal large B cell lymphoma

[1] Aggressively behaving, with POD24 (high risk)

[2] Patient 5's 3-month scan conducted on day 63 post CB-010 as per investigator's discretion

As of May 13, 2022 data cutoff date, data collection ongoing, efficacy based on Lugano criteria

This image is also available at: Patient response rates following treatment with CB-010, single dose at dose level 1, in the ANTLER Phase 1 trial

The EHA poster presentation includes safety, tolerability, and initial antitumor activity data for CB-010 administered at dose level 1 (40x106 CAR-T cells) to 6 patients with r/r B-NHL who had relapsed after previous treatment with a median of 3 prior therapies (range 2-8).

Exhibit 99.1

Following treatment with CB-010, there were no cases of graft versus host disease in the six patients. Grade 3 or 4 treatment emergent adverse events (TEAEs) developed in 5 of 6 patients, see details in accompanying table. Two patients experienced Grade 1 CRS (33%) and one patient experienced Grade 3 ICANS (17%), which was characterized as a dose limiting toxicity (DLT), for which the patient received tocilizumab and steroids and recovered within 39 hours. This patient went on to achieve a CR.

Image of table available at: Treatment emergent adverse events in the ANTLER Phase 1 trial

Based on promising initial safety and efficacy data from cohort 1 at dose level 1 (40x106 CAR-T cells), the ANTLER trial is now enrolling patients in cohort 2 at dose level 2 (80x106 CAR-T cells). Additional data are expected by year end.

Details of the poster presentation at EHA are as follows:

Title: First-in-human trial of CB-010, a CRISPR-edited allogeneic anti-CD19 CAR-T cell therapy with a PD-1 knock out, in patients with relapsed or refractory B cell non-Hodgkin lymphoma (ANTLER study)

Abstract: 3103

Presenter: Loretta J. Nastoupil, M.D., section chief, new drug development; associate professor, Department of Lymphoma/Myeloma, The University of Texas MD Anderson Cancer Center

Date and Time: Friday, June 10, 2022, 16:30 – 17:45 CEST (10:30 – 11:45 am ET)

Session Title: Gene therapy, cellular immunotherapy and vaccination - Clinical

Location: Messe Wien Exhibition & Congress Center, Vienna, Austria

The poster is available on the Presentations page of the Investors section of Caribou’s website.

Exhibit 99.1

Webcast Conference Call Today at 8:00 am ET

Caribou will host a webcast conference call today to discuss the data presented at EHA on the initial ANTLER data for CB-010.

The live webcast and conference call at 8:00 am ET, with an accompanying presentation, will be accessible under Events in the Investors section of the company’s website. To participate in the conference call, dial 1-844-862-9351 (domestic) or 1-929-517-0932 (international) and reference conference ID #4657536. The archived audio webcast will be available on Caribou’s website following the call and will be available for 30 days.

About CB-010

CB-010 is the lead product candidate from Caribou’s allogeneic CAR-T cell therapy platform and is being evaluated in patients with relapsed or refractory B cell non-Hodgkin lymphoma (r/r B-NHL) in the ongoing ANTLER Phase 1 trial. CB-010 is an allogeneic anti-CD19 CAR-T cell therapy engineered using Cas9 CRISPR hybrid RNA-DNA (chRDNA) technology to insert a CD19-specific CAR into the TRAC gene and knock out PD-1 to boost the persistence of antitumor activity. CB-010 is the first allogeneic CAR-T cell therapy in the clinic with a PD-1 knock out. Additional information on the ANTLER trial can be found at https://clinicaltrials.gov using identifier NCT04637763.

About Caribou’s Novel Next-Generation CRISPR Platform

CRISPR genome editing uses easily designed, modular biological tools to make DNA changes in living cells. There are two basic components of Class 2 CRISPR systems: the nuclease protein that cuts DNA and the RNA molecule(s) that guide the nuclease to generate a site-specific, double-stranded break, leading to an edit at the targeted genomic site. CRISPR systems are capable of editing unintended genomic sites, known as off-target editing, which may lead to harmful effects on cellular function and phenotype. In response to this challenge, Caribou has developed CRISPR hybrid RNA-DNA guides (chRDNAs; pronounced “chardonnays”) that direct substantially more precise genome editing compared to all-RNA guides. Caribou is deploying the power of its Cas12a chRDNA technology to carry out high efficiency multiple edits, including multiplex gene insertions, to develop CRISPR-edited therapies.

About Caribou Biosciences, Inc.

Caribou Biosciences is a clinical-stage CRISPR genome-editing biopharmaceutical company dedicated to developing transformative therapies for patients with devastating diseases. The company’s genome-editing platform, including its proprietary Cas12a chRDNA technology, enables superior precision to develop cell therapies that are specifically engineered for enhanced persistence. Caribou is advancing a pipeline of off-the-shelf CAR-T and CAR-NK cell therapies for the treatment of patients with hematologic malignancies and solid tumors.

Follow us @CaribouBio and visit www.cariboubio.com.

Exhibit 99.1

“Caribou Biosciences” and the Caribou logo are registered trademarks of Caribou Biosciences, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements related to Caribou’s strategy, plans, and objectives, and expectations regarding its clinical and preclinical development programs, including its expectations relating to the timing of the release of initial and additional patient data from its ANTLER phase 1 clinical trial for CB-010. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks inherent in the development of cell therapy products; uncertainties related to the initiation, cost, timing, progress, and results of Caribou’s current and future research and development programs, preclinical studies, and clinical trials; and the risk that initial or interim clinical trial data will not ultimately be predictive of the safety and efficacy of Caribou’s product candidates or that clinical outcomes may differ as more patient data becomes available; as well as other risk factors described from time to time in Caribou’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Caribou undertakes no obligation to update publicly any forward-looking statements for any reason.

Caribou Biosciences, Inc. Contacts:
Investors Amy Figueroa, CFA
afigueroa@cariboubio.com Media Peggy Vorwald, Ph.D. pvorwald@cariboubio.com

Investors and Media:
Elizabeth Wolffe, Ph.D., and Sylvia Wheeler
Wheelhouse LSA
lwolffe@wheelhouselsa.com
swheeler@wheelhouselsa.com

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